Consent of Independent Registered Public Accounting Firm

The Board of Directors

Prudential Investment Portfolios, Inc. 14:

We consent to the use of our report, dated April 18, 2018, with respect to the statement of assets and liabilities of Prudential Floating Rate Income Fund, one of the series comprising Prudential Investment Portfolios Inc. 14, including the schedule of investments, as of February 28, 2018, and the related statement of operations for the year or then ended, statements of changes in net assets for each of the years in the two-year period then ended, and financial highlights for each of the years or periods in the five-year period then ended, incorporated by reference herein. We also consent to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers – Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

April 26, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Prudential Investment Portfolios, Inc. 14:

We consent to the use of our report, dated April 17, 2018, with respect to the statement of assets and liabilities of Prudential Government Income Fund, one of the series comprising Prudential Investment Portfolios Inc. 14, including the schedule of investments, as of February 28, 2018, and the related statement of operations for the year or then ended, statements of changes in net assets for each of the years in the two-year period then ended, and financial highlights for each of the years or periods in the five-year period then ended, incorporated by reference herein. We also consent to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers – Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

April 26, 2018